Exhibit 4.63

English Translation

BANK OF SHANGHAI

GUARANTEE CONTRACT FOR LOANS

Contract No.: B530208001101

Guarantor: China Electrical Equipment Group Co., Ltd.	Tel:

Registered Address: No. 88, Shengtai Road, Jiangning Economy & Technology Development Area, Nanjing	Zip Code:	211100

Principal Business Office:	Zip Code:

Legal Representative (Principal): Lu Tingxiu	Fax:

Authorized Representative:	Fax:

Banker of Basic Account: Industrial and Commercial Bank of China, Jiangning Economic Development Area Sub-branch A/C No.: 4301021119100105444

E-mail:	Website:

Creditor:	Bank of Shanghai, Nanjing Branch	Tel: 86896810	Fax: 86896810

Principal Office:	Peace Mansion, No. 22, Beijing Road (East), Nanjing	Zip Code: 210008

Legal Representative (Principal):	Xu Jianhua	Fax:

Authorized Representative):		Fax:

E-mail:	Website:

This Contract is entered into by and among the Creditor, the Guarantor and Co-guarantors through friendly negotiation and in accordance with the Guaranty Law of the People’s Republic of China and other applicable laws, regulations and rules, with the following terms and conditions:

(Notes: For the purpose of this Contract, “☐” represents for the contents of option; “☑” represents for the selected option; and “☒” represents for the rejected option.)

ARTICLE 1 PRINCIPAL CREDITOR’S RIGHT

The principal creditor’s right to be secured hereunder is a loan of RMB Thirty Million Yuan Only under the Loan Contract (No. 5302080011) signed by the Bank of Shanghai Nanjing Branch (“Lender”) and CEEG (Nanjing) PV-Tech Co., Ltd. (“Borrower”).

ARTICLE 2 TERM FOR PERFORMANCE OF OBLIGATION BY THE BORROWER

The term of the debt owed by the Borrower is from February 2, 2008 to August 1, 2008. In case of any inconsistence between the debt term mentioned herein and the debt term indicated on the loan note, the debt term indicated on the loan note shall prevail.

ARTICLE 3 TERM OF GUARANTEE

3.1 The term of guarantee provided by the Guarantor hereunder shall be two (2) years commencing from the due date of the debt owned by the Borrower as mentioned in Article 2 hereof. Where the principal debt under the Loan Contract as mentioned in Article 2 hereof is to be repaid in several parts (such as installments) and the due date of each part of such debt is different, the term of guarantee provided by the Guarantor hereunder shall be two (2) years commencing from the due date of the last installment of the debt (as indicated on the loan note).

3.2 Where the Borrower breaches the Loan Contract and the Lender announces an earlier due date of the Loan, the Guarantor shall perform his obligations of guarantee hereunder in advance accordingly.

ARTICLE 4 SCOPE OF GUARANTEE

☑ The scope of guarantee hereunder shall include all aspects of the creditor’s right under the Loan Contract as mentioned in Article 1 hereof, including the principal of loan, interest, penalty interest, liquidated damages, indemnity, costs of enforcing the creditor’s right.

☐ The scope of guarantee hereunder shall be                                                              .

ARTICLE 5 FORM OF GUARANTEE

The guarantee provided hereunder is a guarantee with joint and several.

ARTICLE 6 NOTARIZATION

If the Creditor considers it is necessary, the Guarantor shall go through the formalities for notarization of this Contract together with the Creditor, and the cost of notarization shall be borne by the Guarantor.

ARTICLE 7 WARRANTIES AND UNDERTAKINGS

7.1 The Guarantor hereby warrants that:

7.1.1 The Guarantor is a corporation☑, public service unit☐, other unit☐, lawfully incorporated and registered with the administration for industry and commerce☑, competent authority☐ and duly existing under the laws of China, and has passed the annual inspection according to the laws, and has the full qualification and competence to execute and perform this Contract;

7.1.2 The Guarantor possesses a valid loan certificate issued by the People’s Bank of China, Shanghai Branch, and the said loan certificate has passed the annual inspection;

7.1.3 Execution and performance of this Contract are fully in compliance with its articles of association and will not conflict with any other existing contract;

7.1.4 The Guarantor has fully understood all contents of the Loan Contract as mentioned in Article 1 hereof, and is willing to provide the guarantee of joint and several liabilities to the Lender for the benefits of the Borrower;

7.1.5 All financial and accounting reports provided hereunder, including the balance sheet, statement of income and loss, statement of cash flow, as well as all notes to such statements and the financial status statement, are in compliance with the accounting laws of China and the uniform accounting system of China, and true, lawful, complete and valid, and there is no materially adverse change to its financial and credit status since the Borrower applies for the loan; and

7.1.6 It has not concealed any pending mediation, arbitration, action, claim, enforcement or any other violating or illegal event possibly impairs the rights and interests of the Lender.

7.2 The Guarantor hereby undertakes that:

7.2.1 The monthly financial and accounting report shall be submitted on or before the 15th day of the following month. The annual financial and accounting report shall be audited by a qualified accountant firm and an audit report shall be issued therefor, and the annual financial and accounting report shall be submitted before the end of March in the following year, in case of a non-public listing company, or before the end of April in the following year, in case of a public company. In the event of increasing capital and issuance of new shares or distribution of dividends by the public company, an audited semi-annual financial and accounting report shall be submitted before the end of August according to the applicable provisions. All financial and accounting reports must be executed and sealed by the legal representative, as well as the corporate seal of the Guarantor affixed;

7.2.2 The Guarantor will provide the name of banks and the account number;

7.2.3 The Guarantor will accept and cooperate with the Creditor in the review on its qualification of guarantee, scope of authorities, credit status and ability of repayment;

7.2.4 Upon occurrence of any event which may impair the qualification of guarantee, scope of authorities or ability, the Guarantor shall immediately send a written notice to the Creditor and take effective remedies;

7.2.5 Where the Borrower commits any act which may impair the rights and interests of the Creditor, the Guarantor shall immediately send a written notice to the Creditor;

7.2.6 If the Guarantor intends to provide any security which may affect its performance of obligations under this Contract during the term of this Contract, it shall obtain the written consent from the Creditor in advance;

7.2.7 Upon occurrence of any material event, such as merger, acquisition, consolidation, association, cooperation, joint venture, division, contracting, lease, external investment, restructuring, assignment of assets, close-down, stoppage of business, dissolution, bankrupt, the Guarantor shall send a written notice to the Creditor at least thirty days in advance and provide an alternative repayment plan which is accepted by the Creditor;

7.2.8 In the event of any change to the company name, corporate seal, articles of association, location, mailing address, telephone number, zip code, banker and account number, principal business office, legal representative (or principal), authorized representative, registered capital, corporation category, business scope or operation term, it shall send a written notice to the Creditor no later than the date following the date of such change, together with the relevant materials; and

7.2.9 Where the Borrower fails to use the loan for the purpose as specified in the Loan Contract, the Guarantor shall still be subject to the liabilities of guarantee hereunder.

ARTICLE 8 DEDUCTION

When the debt is due or the Creditor announces an earlier due date in case of default by the Borrower, the Creditor may claim the repayment of the debt against the Guarantor according to the law and directly deduct the amount from the account opened by the Guarantor with Bank of Shanghai (including all branches and sub-branches), and the Guarantor shall unconditionally waive all defenses therefor.

ARTICLE 9 NO WAIVER

Unless it is waived in written forms, failure or delay in exercise of all or part of rights, or release or extension of any condition or procedure of the guarantee by the Creditor shall not be deemed as waiver of such rights.

ARTICLE 10 SUBROGATION

Before the debt under the Loan Contract is fully discharged by the Borrower, the Guarantor may not exercise its recourse against the Borrower, even if the Guarantor has discharged part of the debt for the benefits of the Borrower.

ARTICLE 11 EFFECTIVENESS

11.1 This Contract shall become effective upon the date when the Contract is executed or sealed by the legal representative (or principal) or authorized representative of both parties, with the official seal (including contract seal or special contract seal) affixed.

11.2 This Contract shall remain effective upon occurrence of any of the following circumstances:

11.2.1 The invalidity or partly invalidity of the Loan Contract as mentioned in Article 1 hereof will not affect the validity of this Contract. The Guarantor shall be liable for the civil liabilities of the Borrower due to invalidity or partly invalidity of the Loan Contract.

11.2.2 The debt secured by the guarantee hereunder is fully discharged, but the discharge is held as invalid according to the applicable laws and regulations.

ARTICLE 12 AMENDMENT AND TERMINATION

12.1 Any amendment or supplementation to this Contract or any part hereof shall be shall be mutually negotiated by both parties and be set forth in the written agreements.

12.2 During the term of this Contract, the Creditor may assign all or part of creditor’s rights under the Loan Contract to any third party according to the law, and notify the Guarantor of such event. After the assignment of the creditor’s rights, the Guarantor shall still be liable to the guarantee with joint and several liabilities within the scope of guarantee specified herein.

ARTICLE 13 DISPUTE SETTLEMENT

13.1 Any dispute arising from the performance of this Contract may be settled through friendly negotiations between both parties hereto; or either party hereto may file an action with a competent people’s court where the Creditor is located. During the course of dispute, the parties concerned shall continue to perform the terms that are not involved in the dispute.

13.2 Where this Contract is compulsorily notarized, the Creditor may directly enforce its creditor’s right against the Guarantor according to the laws when the loan is due or the Creditor announces an earlier due date of the loan due to breach of the Borrower.

ARTICLE 14 SUPPLEMENTARY ARTICLES

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ARTICLE 15 REMINDER

The Creditor has asked the Guarantor to pay attention to the terms and conditions of this Contract regarding the release of or restriction on the obligations and liabilities of the Creditor.

ARTICLE 16 NOTICE

16.1 All notices between both parties shall be in written forms and sent to the address of principal business office or actual residential place of both parties as mention first above.

16.2 A notice shall be deemed as duly delivered on the following date, if it is duly sent to the address mentioned above: the date indicated in the postmark, if it is sent by registered mail; or the date of receipt, if it is sent by personal delivery.

ARTICLE 17 ISSUES NOT COVERED HEREUNDER

Any issue not covered hereunder shall be subject to the applicable laws, regulations, rules and relevant stipulations of the People’s Republic of China.

ARTICLE 18 COUNTERPARTS

This Contract shall be made and executed in three (3) originals, one for the Creditor, one for the Guarantor and              for the notarization office or any other institution. The number of counterparts is to be determined in light of the demand.

Creditor: (Seal) Bank of Shanghai, Nanjing Branch

Legal Representative (or Principal) or Authorized Representative: /s/ Xu Jianhua

Date: February 2, 2008

Signed at: Nanjing

Guarantor: China Electrical Equipment Group Co., Ltd.(Seal)

Legal Representative (or Principal) or Authorized Representative: Tingxiu Lu (Seal)

Date: February 2, 2008

Signed at: Nanjing